   As filed with the Securities and Exchange Commission on February 16, 1999

                                                    Registration No. 333-
-------------------------------------------------------------------------------
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                                ---------------

                         Household Finance Corporation
            (Exact name of registrant as specified in its charter)

               Delaware                              36-1239445
    (State or other jurisdiction of        (I.R.S. Employer Identification
    incorporation or organization)                     Number)

                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                                (847) 564-5000
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                           Patrick D. Schwartz, Esq.
               Associate General Counsel and Assistant Secretary
                         Household International, Inc.
                               2700 Sanders Road
                       Prospect Heights, Illinois 60070
                                (847) 564-6301
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                ---------------

                                With a copy to:
                        (Underwriter's/Agent's Counsel)
                             Scott N. Gierke, Esq.
                            McDermott, Will & Emery
                            227 West Monroe Street
                            Chicago, Illinois 60606
                                (312) 984-7521

   Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement as determined by market conditions.

   If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

   If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                                ---------------

                        CALCULATION OF REGISTRATION FEE
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
                                            Proposed         Proposed
 Title of Each Class of                     Maximum          Maximum        Amount of
    Securities to be       Amount to be  Offering Price Aggregate Offering Registration
       Registered         Registered(1)   Per Unit(2)        Price(2)          Fee
---------------------------------------------------------------------------------------
 Debt Securities and
  Warrants to Purchase
  Debt Securities.......  $6,000,000,000      100%        $6,000,000,000    $1,668,000

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(1) Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included in this Registration Statement also relates to $50,000,000 of securities previously registered pursuant to Form S-3 (Registration No. 333-60543), as to which this Registration Statement constitutes a Post-Effective Amendment.
(2) Estimated solely for the purpose of computing the registration fee. Any offering of Debt Securities or Warrants denominated in any foreign currency or foreign currency units will be treated as the equivalent in U.S. dollars based on the exchange rate applicable to the purchase of such Debt Securities or Warrants from the Registrant.

                                ---------------

   The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to buy these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                 SUBJECT TO COMPLETION, DATED FEBRUARY 16, 1999

                         Household Finance Corporation

                                 $6,050,000,000

                                Debt Securities
                                      and
                      Warrants to Purchase Debt Securities

                                  -----------

  Household Finance Corporation may sell at one or more times up to $6,050,000,000 of its debt securities and warrants to purchase debt securities. We will provide specific terms of the securities which we may offer at any time in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                                  -----------

   Neither the Securities  and Exchange Commission nor  any state securities commission  has  approved or  disapproved  of these  securities  or determined if this prospectus  is accurate or complete.  Any representation to the contrary is a criminal offense.

                                  -----------

                 The date of this Prospectus is        , 1999.

                             ABOUT THIS PROSPECTUS

   This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") utilizing a "shelf" registration process. Under this process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $6,050,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a supplement to this prospectus that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading WHERE YOU CAN FIND MORE INFORMATION. In this prospectus, the "Company" and "HFC" refer to Household Finance Corporation.

                      WHERE YOU CAN FIND MORE INFORMATION

   Household Finance Corporation files annual, quarterly and special reports and other information with the SEC. You may read and copy any document filed by HFC at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. SEC filings are also available to the public on the SEC's Internet web site at http:\\www.sec.gov.

   The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. We incorporate by reference the HFC documents listed below and any future filings made by HFC with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of the securities.

  . Annual Report on Form 10-K for the year ended December 31, 1997;

  . Quarterly Reports on Forms 10-Q for the quarters ended March 31, June 30 and September 30, 1998;

  . Current Reports on Forms 8-K dated February 12, April 7, June 2, June 30,
    September 1 and November 16, 1998 and January 29 and February 5, 1999.

   You may request a copy of these filings, at no cost, by writing or telephoning us at: Household Finance Corporation, Office of the Secretary, Prospect Heights, Illinois 60070, Telephone (847) 564-5000.

   You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different or additional information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents.

               SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

   Certain of the matters discussed under the caption "Household Finance Corporation" and elsewhere in this prospectus or in the information incorporated by reference herein may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such information may involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of HFC to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                         HOUSEHOLD FINANCE CORPORATION

   HFC was incorporated in Delaware in 1925, as successor to an enterprise which traces its origin through the same ownership to an office established in 1878. The address of its principal executive office is 2700 Sanders Road, Prospect Heights, Illinois 60070 (telephone (847) 564-5000). HFC is a subsidiary of Household International, Inc. ("Household International").

   HFC and its subsidiaries offer a diversified range of financial services. The principal product of our consumer financial services business is the making or purchasing of cash loans, including home equity loans secured by first and second mortgages, automotive installment sales finance contracts and unsecured credit advances (including revolving and closed-end personal loans) to middle-income consumers in the United States. Loans are made through branch lending offices and through direct marketing efforts. We also seek to acquire portfolios of open-end and closed-end, secured and unsecured loans.

   Through banking subsidiaries, we offer both MasterCard* and VISA* credit cards to residents throughout the United States.

   Through our subsidiaries, we also purchase and service revolving charge card accounts originated by merchants. These accounts result from consumer purchases of goods and services from the originating merchant. Closed-end sales contracts are also directly originated by our subsidiaries.

   Where applicable laws permit, we offer credit life and credit accident, health and disability insurance to its customers. Such insurance is generally written directly by, or reinsured with, one of our insurance affiliates.

                                USE OF PROCEEDS

   Unless otherwise indicated in the prospectus supplement, HFC will apply the net proceeds from the sale of the securities to its general funds to be used in its financial services business, including the funding of investments in, or extensions of credit to, affiliates of HFC. Pending such applications, the net proceeds will be used initially to reduce outstanding commercial paper of HFC. The proceeds of such commercial paper are used in connection with HFC's financial services business.

                       RATIO OF EARNINGS TO FIXED CHARGES

   The ratio of earnings to fixed charges for HFC and subsidiaries for the periods indicated below was as follows:

                                                        Year Ended December 31,
                                                        ------------------------
                                                        1998 1997 1996 1995 1994
                                                        ---- ---- ---- ---- ----
HFC and subsidiaries--calculated on income
 from continuing operations............................ 1.32 1.61 1.57 1.41 1.51

   For purposes of calculating the ratio, earnings consist of income from continuing operations to which has been added income taxes and fixed charges. Fixed charges consist of interest on all indebtedness and one-third of rental expense (approximate portion representing interest). The December 31, 1998 ratio has been negatively impacted by one-time merger and integration related costs associated with the merger of Household International and Beneficial Corporation. Excluding the merger and integration related costs, the December 31, 1998 ratio would have been 1.81.
--------
* MasterCard and VISA are registered trademarks of MasterCard International Incorporated and VISA USA, Inc., respectively.

                         DESCRIPTION OF DEBT SECURITIES

   HFC may offer, from time to time, one or more series of unsecured senior notes ("Debt Securities") and warrants ("Warrants") to purchase Debt Securities (the Debt Securities and Warrants being hereafter collectively called the "Securities"). The Securities offered pursuant to this prospectus may have an aggregate offering price up to U.S. $6,050,000,000, or the equivalent thereof if any of the Securities are denominated in a foreign currency or a foreign currency unit.

   The following description of the Debt Securities sets forth certain general terms and provisions of the Debt Securities to which any supplement to this prospectus ("Prospectus Supplement") may relate. The particular terms of the Debt Securities offered by any Prospectus Supplement (the "Offered Debt Securities") and the extent to which such general terms and provisions may apply to the Offered Debt Securities will be described in the Prospectus Supplement relating to such Offered Debt Securities.

General

   Offered Debt Securities will constitute either senior or senior subordinated unsecured debt of HFC and will be issued under one of the indentures specified elsewhere herein (the "Indentures"). The Indentures, or forms thereof, and the Standard Provisions (as defined herein) have been filed as exhibits to HFC's Registration Statement which registers the Securities with the Commission. The following summaries do not purport to be complete and, where particular provisions of an Indenture or the Standard Provisions are referred to, such provisions, including definitions of certain terms, are incorporated by reference as part of such summaries, which are qualified in their entirety by such reference.

   The Indentures provide that Debt Securities may be issued thereunder from time to time in one or more series and do not limit the aggregate principal amount of the Debt Securities except as may be otherwise provided with respect to any particular series of Offered Debt Securities.

   Unless otherwise indicated in the Prospectus Supplement with respect to any particular series of Offered Debt Securities, the Debt Securities will be issued in registered form without coupons, will be exchangeable for authorized denominations, and will be transferable at any time or from time to time. No charge will be made to the holder for any such exchange or registration of transfer except for any tax or governmental charge incident thereto. Unless otherwise indicated in the applicable Prospectus Supplement, the Debt Securities of each series will be issued in the form of one or more global securities that will be deposited with, or on behalf of, a depositary. See "Book-Entry System" below.

   Reference is made to the Prospectus Supplement relating to the particular series of Debt Securities offered thereby for the following terms and other information to the extent applicable with respect to the Offered Debt
Securities: (1) the title of the Offered Debt Securities and whether such Offered Debt Securities will be senior or senior subordinated debt of HFC; (2) any limit on the aggregate principal amount of the Offered Debt Securities; (3) the price (expressed as a percentage of the aggregate principal amount thereof) HFC will be paid for the Offered Debt Securities and the initial offering price, if any, at which the Offered Debt Securities will be offered to the public; (4) the currency, currencies or currency units for which the Offered Debt Securities may be purchased and the currency, currencies or currency units in which the principal of and any interest on such Offered Debt Securities may be payable; (5) the date or dates on which the Offered Debt Securities will mature; (6) the rate or rates (which may be fixed or variable) per annum at which the Offered Debt Securities will bear interest, if any; (7) the date from which such interest, if any, on the Offered Debt Securities will accrue, the dates on which such interest, if any, will be payable, the date on which payment of such interest, if any, will commence, and the record dates for such interest payment dates, if any; (8) the dates, if any, on which and the price or prices at which the Offered Debt Securities will, pursuant to any mandatory sinking fund provisions, or may, pursuant to any optional sinking fund or to any purchase fund provisions, be redeemed by HFC, and the other detailed terms and provisions of such sinking and/or purchase funds; (9) the date, if any, after which and the price or prices at which the Offered Debt Securities may, pursuant to any optional redemption provisions, be redeemed at the option of HFC or of the holder thereof and the other detailed terms and provisions of such optional redemption; (10) the denominations in which the Offered Debt Securities are authorized to be issued; (11) the securities exchange, if any, on which the Debt Securities will be listed; and (12) additional provisions, if any, with respect to the Offered Debt Securities.

   If any of the Debt Securities are sold for foreign currencies or foreign currency units or if the principal of or any interest on any series of Debt Securities is payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in a Prospectus Supplement relating thereto.

   Debt Securities may be issued as Original Issue Discount Securities to be offered and sold at a discount below their stated principal amount. "Original Issue Discount Securities" means any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof upon the occurrence of an Event of Default and the continuation thereof. As used in the following summary of certain terms of the Debt Securities, the term "principal amount" means, in the case of any Original Issue Discount Security, the amount that would then be due and payable upon acceleration of the maturity thereof, as specified in such Debt Security.

Book-Entry System

   Unless otherwise indicated in the Prospectus Supplement with respect to any Series of Offered Debt Securities, upon issuance, all Offered Debt Securities will be represented by one or more global securities (the "Global Security"). The Global Security will be deposited with, or on behalf of, The Depository Trust Company ("DTC" or the "Depositary") and registered in the name of Cede & Co. (the Depositary's partnership nominee). Unless and until exchanged in whole or in part for Offered Debt Securities in definitive form, no Global Security may be transferred except as a whole by the Depositary to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

   If so indicated in the Prospectus Supplement with respect to any series of Offered Debt Securities, investors may elect to hold interests in Global Securities through either the Depositary (in the United States) or Cedel Bank, societe anonyme ("Cedel Bank"), or Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), if they are participants in such systems, or indirectly through organizations which are participants in such systems. Cedel Bank and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Cedel Bank's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Unless otherwise indicated in the applicable Prospectus Supplement, Citibank, N.A. will act as depositary for Cedel Bank and The Chase Manhattan Bank will act as depositary for Euroclear (in such capacities, the "U.S. Depositaries").

   So long as the Depositary, or its nominee, is a registered owner of a Global Security, the Depositary or its nominee, as the case may be, will be considered the sole owner or holder of Offered Debt Securities represented by such Global Security for all purposes under the Indenture. Except as provided below, the actual owners of Offered Debt Securities represented by a Global Security (the "Beneficial Owner") will not be entitled to have the Offered Debt Securities represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of the Offered Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture, including for purposes of receiving any reports delivered by the Company or the applicable Trustee pursuant to such Indenture. Accordingly, each person owning a beneficial interest in a Global Security must rely on the procedures of the Depositary and, if such person is not a participant of the Depositary (a "Participant"), on the procedures of the Participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. The Company understands that under existing industry practices, in the event that the Company requests any action of holders or that an owner of a beneficial interest which a holder is entitled to give or take under an Indenture, the Depositary would authorize the Participants holding the relevant beneficial interests to give or take such action, and such Participants would authorize Beneficial Owners owning through such

Participants to give or take such action or would otherwise act upon the instructions of Beneficial Owners. Conveyance of notices and other communications by the Depositary to Participants, by Participants to Indirect Participants, as defined below, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   If (x) the Depositary is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by the Company within 90 days, (y) the Company executes and delivers to a Trustee a Company Order to the effect that Global Securities shall be exchangeable or (z) an Event of Default (as defined herein) has occurred and is continuing with respect to Offered Debt Securities, the Global Securities will be exchangeable for Offered Debt Securities in definitive form of like tenor and of an equal aggregate principal amount, in denominations of $1,000 and integral multiples thereof. Such definitive Offered Debt Securities shall be registered in such name or names as the Depositary shall instruct the applicable Trustee. It is expected that such instructions may be based upon directions received by the Depositary from Participants with respect to ownership of beneficial interests in such Global Securities.

   The following is based on information furnished by DTC:

   DTC will act as securities depositary for Offered Debt Securities. Offered Debt Securities will be issued as fully registered notes registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully registered Global Securities will be issued for the Offered Debt Securities in the aggregate principal amount of such issue, and will be deposited with DTC.

   DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities that its Participants deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants of DTC ("Direct Participants") include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

   Purchases of Offered Debt Securities under DTC's system must be made by or through Direct Participants, which will receive a credit for Offered Debt Securities on DTC's records. The ownership interest of each Beneficial Owner is in turn to be recorded on the records of Direct Participants and Indirect Participants. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participants through which such Beneficial Owner entered into the transaction. Transfers of ownership interests in Offered Debt Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Debt Securities, except as provided above.

   To facilitate subsequent transfers, all Offered Debt Securities deposited with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Offered Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of Offered Debt Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Notes are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

   Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

   Neither DTC, nor Cede & Co. will consent or vote with respect to Offered Debt Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the applicable record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts Offered Debt Securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

   Principal and/or interest payments on Offered Debt Securities will be made in immediately available funds to DTC. DTC's practice is to credit Direct Participants' accounts on the applicable payment date in accordance with their respective holdings shown on the Depositary's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, any Trustee or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and/or interest to DTC is the responsibility of the Company or the applicable Trustee, disbursement of such payments to Direct Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct Participants and Indirect Participants.

   DTC may discontinue providing its services as securities depositary with respect to Offered Debt Securities at any time by giving reasonable notice to the Company or the applicable Trustee. Under such circumstances, in the event that a successor securities depositary is not obtained, Offered Debt Security certificates are required to be printed and delivered.

   The Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, Offered Debt Security certificates will be printed and delivered.

   Cedel Bank advises that it is incorporated under the laws of Luxembourg as a professional depositary. Cedel Bank holds securities for its participating organizations ("Cedel Participants") and facilitates the clearance and settlement of securities transactions between Cedel Participants through electronic book-entry changes in accounts of Cedel Participants, thereby eliminating the need for physical movement of certificates. Cedel Bank provides to Cedel Participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Cedel Bank interfaces with domestic markets in several countries. As a professional depositary, Cedel Bank is subject to regulation by the Luxembourg Monetary Institute. Cedel Participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, trust companies, clearing corporations and certain other organizations and may include the Underwriters. Indirect access to Cedel Bank is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Cedel Participant either directly or indirectly.

   Distributions with respect to Offered Debt Securities held beneficially through Cedel Bank will be credited to cash accounts of Cedel Participants in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Cedel Bank.

   Euroclear advises that it was created in 1968 to hold securities for participants of Euroclear ("Euroclear Participants") and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by the Brussels, Belgium office of Morgan Guaranty Trust Company of New York (the "Euroclear Operator"), under contract with Euro-clear Clearance Systems S.C., a Belgian cooperative corporation (the "Cooperative"). All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include the Underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

   The Euroclear Operator is the Belgian branch of a New York banking corporation which is a member bank of the Federal Reserve System. As such, it is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

   Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the "Terms and Conditions"). The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants, and has no record of or relationship with persons holding through Euroclear Participants.

   Distributions with respect to Offered Debt Securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

Global Clearance and Settlement Procedures

   Initial settlement for Offered Debt Securities will be made in immediately available funds. Secondary market trading between DTC Participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. If and to the extent the Prospectus Supplement with respect to any series of Debt Securities indicates that investors may elect to hold interests in Offered Debt Securities through Cedel Bank or Euroclear, secondary market trading between Cedel Participants and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Cedel Bank and Euroclear and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

   Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Cedel or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering or receiving Offered Debt Securities in the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Cedel Participants and Euroclear Participants may not deliver instructions directly to the Depositary.

   Because of time-zone differences, credits of Offered Debt Securities received in Cedel Bank or Euroclear as a result of a transaction with a DTC Participant will be made during subsequent securities settlement processing and will be credited the business day following the Depositary settlement date. Such credits or any transactions in Offered Debt Securities settled during such processing will be reported to the relevant Euroclear or Cedel Participants on such business day. Cash received in Cedel Bank or Euroclear as a result of sales of Offered Debt Securities by or through a Cedel Participant or a Euroclear Participant to a DTC Participant will be received with value on the Depositary settlement date but will be available in the relevant Cedel Bank or Euroclear cash account only as of the business day following settlement in the Depositary.

   Although the Depositary, Cedel Bank and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of Offered Debt Securities among participants of the Depositary, Cedel Bank and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

Senior Debt Securities

   The trustees for the indentures under which Offered Debt Securities constituting senior debt of HFC (the "Senior Debt Securities") will be issued shall be either U.S. Bank Trust National Association, The Bank of New York, The First National Bank of Chicago, Harris Trust and Savings Bank, The First National Bank of Maryland, or such other entity which may be specified in the Prospectus Supplement (collectively, the "Senior Trustees"). Each particular series of Senior Debt Securities will be issued under the Indenture specified in the Prospectus Supplement between HFC and a Senior Trustee, which will incorporate the terms and provisions of the Standard Multiple-Series Indenture Provisions for Senior Debt Securities dated as of June 1, 1992 (the "Standard Provisions"). The above noted indentures are collectively called the "Indentures for Senior Debt Securities" herein. Senior Debt Securities will rank on a parity with all unsecured debt of HFC, and prior to all subordinated debt.

   Principal of and interest, if any, on Senior Debt Securities will be payable at the office or agency of HFC specified in the Prospectus Supplement, depending on the Senior Trustee; provided, however, that payment of interest may be made at the option of HFC by check or draft mailed to the person entitled thereto.

 Covenant Against Creation of Pledges or Liens

   All Senior Debt Securities issued under the Indentures for Senior Debt Securities will be unsecured. HFC covenants that, with the exceptions listed below, it will not issue, assume or guarantee any indebtedness for borrowed money secured by a mortgage, security interest, pledge or lien ("security interest") of or upon any of its property, now owned or hereafter acquired, unless the Senior Debt Securities then outstanding are, by supplemental indenture, effectively secured by such security interest equally and ratably with all other indebtedness secured thereby for so long as such other indebtedness shall be so secured. The term "indebtedness for borrowed money" does not include any guarantee, cash deposit or other recourse obligation in connection with the sale, securitization or discount by HFC of finance or accounts receivables, trade acceptances, or other paper arising in the ordinary course of its business.

   The foregoing covenant does not apply to (a) security interests to secure the payment of the purchase price of property, shares of capital stock, or indebtedness acquired by HFC or the cost of construction or improvement of such property or the refinancing of all or any part of such secured indebtedness, provided that such security interests do not apply to any other property, shares of capital stock, or indebtedness of HFC; (b) security interests on property, shares of capital stock, or indebtedness existing at the time of acquisition by HFC; (c) security interests on property of a corporation which security interests exist at the time such corporation merges or consolidates with or into HFC or which security interests exist at the time of the sale or transfer of all or substantially all of the assets of such corporation to HFC;
(d) security interests to secure any indebtedness of HFC to a subsidiary; (e) security interests in property of HFC in favor of the United States of America or any state or agency or instrumentality thereof, or in favor of any other country or political subdivision, to secure partial, progress, advance, or other payments pursuant to any contract or statute or to secure any indebtedness incurred or guaranteed for the purpose of financing all or any part of the purchase price or the cost of construction of the property subject to such security interests; (f) security interests on properties financed through tax-exempt municipal obligations; provided that such security interests are limited to the property so financed; (g) security interests existing on the date of execution of the applicable Indenture; and (h) any extension, renewal, refunding, or replacement (or successive extensions, renewals, refundings, or replacements), in whole or in part, of any security interest referred to in the foregoing clauses (a) through (g) inclusive; provided, however, that the principal amount of indebtedness secured in such extension, renewal, refunding, or replacement does not exceed the principal amount of indebtedness secured at the time by such security interest; provided, further, that such extension, renewal, refunding, or replacement of such security interest is limited to all or part of the property subject to such security interest so extended, renewed, refunded, or replaced.

   Notwithstanding the foregoing, HFC may, without equally and ratably securing the Senior Debt Securities, issue, assume, or guarantee indebtedness secured by a security interest not excepted pursuant to clauses (a) through (h) above if the aggregate amount of such indebtedness, together with all other indebtedness of, or guaranteed by, HFC existing at such time and secured by security interests not so excepted, does not at the time exceed 10% of HFC's Consolidated Net Worth (as defined). In addition, an arrangement with any person providing for the leasing by HFC of any property, which property has been or is to be sold or transferred by HFC to such person with the intention that such property be leased back to HFC, shall not be deemed to create any indebtedness secured by a security interest if the obligation in respect to such lease would not be included as a liability on a consolidated balance sheet of HFC. The holders of not less than a majority in principal amount of the Debt Securities at the time outstanding under an Indenture, on behalf of the holders of all of the Debt Securities issued under such Indenture, may waive compliance with the foregoing covenant. (Standard Provisions--Section 3.08)

 Concerning the Trustees

   HFC maintains a banking relationship with each of the Senior Trustees or affiliates thereof and certain of the Senior Trustees are also trustees under other indentures of HFC under which outstanding senior or subordinated unsecured debt securities of HFC have been issued. The Senior Trustees or affiliates thereof may also have other financial relations with HFC and other corporations affiliated with HFC.

Senior Subordinated Debt Securities

   Offered Debt Securities which will constitute senior subordinated unsecured debt of HFC (the "Senior Subordinated Debt Securities") will be issued under an Indenture dated as of March 15, 1990, between HFC and Harris Trust and Savings Bank, as Trustee (the "Indenture for Senior Subordinated Debt Securities").

   Unless a different place is specified in the Prospectus Supplement, principal and interest, if any, on Senior Subordinated Debt Securities will be payable at the office or agency of HFC in Chicago, Illinois; provided, however, that payment of interest may be made at the option of HFC by check or draft mailed to the person entitled thereto.

 Subordination

   Senior Subordinated Debt Securities are subordinate and junior in right of payment to all indebtedness for borrowed money of HFC, whenever outstanding, which is not by its terms subordinate and junior to other indebtedness of HFC, such indebtedness of HFC to which the Senior Subordinated Debt Securities are subordinate and junior being hereinafter called "senior indebtedness." At December 31, 1998, the aggregate amount of the outstanding senior indebtedness of HFC was approximately $27.2 billion, including the impact of the Beneficial merger. HFC is not directly limited in its ability to issue additional senior indebtedness.

   In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to HFC or to its creditors, as such, or to its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of HFC, whether or not involving insolvency or bankruptcy, then the holders of senior indebtedness shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of principal or interest upon the Senior Subordinated Debt Securities, and to that end (but subject to the power of a court of competent jurisdiction to make other equitable provision reflecting the rights conferred in the Indentures for Senior Subordinated Debt Securities upon the senior indebtedness and the holders thereof with respect to the subordinated indebtedness represented by the Senior Subordinated Debt Securities and the holders thereof by a lawful plan of reorganization under applicable bankruptcy law) the holders of senior indebtedness shall be entitled to receive for application in payment thereof any payment or distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in any such proceedings in respect of the Senior Subordinated Debt Securities, except securities which are subordinate and junior in right of payment to the payment of all senior indebtedness then outstanding.

   In the event that any Senior Subordinated Debt Security is declared or becomes due and payable before its expressed maturity because of the occurrence of a default under the Indenture for Senior Subordinated Debt Securities (under circumstances when the provisions of the foregoing paragraph shall not be applicable), the holders of the senior indebtedness outstanding at the time such Senior Subordinated Debt Security so becomes due and payable because of such occurrence of such default shall be entitled to receive payment in full of all principal and interest on all senior indebtedness before the holders of the Senior Subordinated Debt Securities are entitled to receive any payment on account of the principal or interest upon the Senior Subordinated Debt Securities.

   Without limiting the foregoing, no payment of principal, premium or interest shall be made upon the Senior Subordinated Debt Securities during the continuance of any default in the making of any required payment under any sinking fund or analogous fund created for the benefit of any senior indebtedness or any other default in the payment of principal of, or interest on, any senior indebtedness then outstanding, whether by lapse of time, by declaration, by call or notice of prepayment or otherwise. (Indenture for Senior Subordinated Debt Securities--Section 12.01)

 Liens

   HFC will not create, assume, incur or suffer to exist any mortgage, pledge or other lien on any of the property or assets of HFC whether now owned or hereafter acquired for the purpose of securing any senior subordinated indebtedness or junior subordinated indebtedness, as defined. (Indenture for Senior Subordinated Debt Securities--Section 3.08)

 Concerning the Trustee

   Harris Trust and Savings Bank is trustee under other indentures of HFC under which certain of HFC's outstanding senior subordinated debt securities have been issued and under which HFC senior debt securities may be issued. HFC maintains banking relationships with Harris Trust and Savings Bank. Harris Trust and Savings Bank, or affiliates thereof, also have other financial relations with HFC and other corporations affiliated with HFC.

Satisfaction, Discharge, and Defeasance of the Indentures and Debt Securities

   If there is deposited irrevocably with the Trustee as trust funds for the benefit of the holders of Debt Securities of a particular series an amount, in money or the equivalent in securities of the United States or securities the principal of and interest on which is fully guaranteed by the United States, sufficient to pay the principal, premium, if any, and interest, if any, on such series of Debt Securities on the dates such payments are due in accordance with the terms of such series of Debt Securities through their maturity, and if HFC has paid or caused to be paid all other sums payable by it under the applicable Indenture with respect to such series, then HFC will be deemed to have satisfied and discharged the entire indebtedness represented by such series of Debt Securities and all of the obligations of HFC under such Indenture with respect to such series, except as otherwise provided in such Indenture. In the event of any such defeasance, holders of such Debt Securities would be able to look only to such trust funds for payment of principal, premium, if any, and interest, if any, on their Debt Securities. (Standard Provisions--Section 6.03, Indenture for Senior Subordinated Debt Securities--Section 6.03)

   For federal income tax purposes, any such defeasance may be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, holders of such Debt Securities would recognize gain or loss as if the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt

Securities. Such holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be a different amount than would be includable in the absence of defeasance. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of defeasance.

Modification of Indentures

   Each Indenture provides that the holders of not less than a majority in principal amount of each series of Debt Securities at the time outstanding under such Indenture may enter into supplemental indentures for the purpose of amending, in any manner, provisions of the Indenture or of any supplemental indenture or modifying the rights of holders of such series of Debt Securities. However, no such supplemental indenture, without the consent of the holder of each outstanding Debt Security affected thereby, shall, among other things, (i) change the maturity of the principal of, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest thereon or any premium payable upon the redemption thereof, or (ii) reduce the aforesaid percentage of the Debt Securities, the consent of the holders of which is required for the execution of any such supplemental indenture or for any waiver of compliance with any covenant or condition in such Indenture. (Standard Provisions--Section 11.02, Indenture for Senior Subordinated Debt Securities-- Section 11.02)

   Each Indenture may be amended or supplemented without the consent of any holder of Debt Securities under certain circumstances, including (i) to cure any ambiguity, defect or inconsistency in the Indenture, any supplemental indenture, or in the Debt Securities of any series; (ii) to evidence the succession of another corporation to the Company and to provide for the assumption of all the obligations of the Company under the Debt Securities and the Indenture by such corporation; (iii) to provide for uncertificated Debt Securities in addition to certificated Debt Securities; (iv) to make any change that does not adversely affect the rights of holders of Debt Securities issued thereunder; (v) to provide for a new series of Debt Securities; or (vi) to add to rights of holders of Debt Securities or add additional Events of Default. (Standard Provisions--Section 11.01, Indenture for Senior Subordinated Debt Securities--Section 11.01)

Successor Entity

   The Company may not consolidate with or merge into, or transfer, sell or lease its properties and assets as, or substantially as, an entirety to another entity unless the successor entity is a corporation incorporated within the United States and, after giving effect thereto, no default under the Indenture shall have occurred and be continuing. Thereafter, except in the case of a lease, all obligations of the Company under the Indenture terminate. (Standard Provision--Section 10.02, Indenture for Senior Subordinated Debt Securities-- Sections 10.01 and 10.02)

Events of Default

   Each Indenture defines the following as Events of Default with respect to any series of Debt Securities: default for 30 days in the payment of any interest upon any Debt Security of such series issued under such Indenture; default in the payment of any principal of or premium on any such Debt Security; default for 30 days in the deposit of any sinking fund or similar payment for such series of Debt Securities; default for 60 days after notice in the performance of any other covenant in the Indenture; certain defaults for 30 days after notice in the payment of principal or interest, or in the performance of other covenants, with respect to borrowed money under another indenture in which the Trustee for such Debt Securities is trustee which results in the principal amount of such indebtedness becoming due and payable prior to maturity, which acceleration has not been rescinded or annulled; and certain events of bankruptcy, insolvency or reorganization. HFC is required to file with each Trustee annually a certificate as to the absence of certain defaults under the Indenture. (Standard Provisions--Sections 3.05 and 7.01, Indenture for Senior Subordinated Debt Securities--Sections 3.05 and 7.01)

   If an Event of Default with respect to Debt Securities of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of not less than 25% in principal amount of the outstanding Debt Securities of such series by notice as provided in the Indenture may declare the principal amount of all the Debt Securities of such series to be due and payable immediately. At any time after a declaration of acceleration with respect to Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the holders of not less than a majority in principal amount of outstanding Debt Securities of such series may, under certain circumstances, rescind or annul such declaration of acceleration. (Standard Provisions--Section 7.02, Indenture for Senior Subordinated Debt Securities--Section 7.02)

   The holders of not less than a majority in principal amount of the outstanding Debt Securities of each series may, on behalf of all holders of Debt Securities of such series, waive any past default under the Indenture and its consequences with respect to Debt Securities of such series, except a default (a) in the payment of principal of (or premium, if any) or interest, if any, on any Debt Securities of such series, or (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the holder of each outstanding Debt Security of such series affected. (Standard Provisions--Section 7.13, Indenture for Senior Subordinated Debt Securities--Section 7.13)

   Each Indenture provides that the Trustee thereunder may withhold notice to holders of Debt Securities of any default, except in payment of the principal of (or premium, if any) or interest, if any, on any Debt Security issued under such Indenture or in the payment of any sinking fund or similar payment, if it considers it in the interest of holders of Debt Securities to do so. (Standard Provisions--Section 8.02, Indenture for Senior Subordinated Debt Securities--
Section 8.02)

   Holders of Debt Securities may not enforce an Indenture except as provided therein. (Standard Provisions--Section 7.07, Indenture for Senior Subordinated Debt Securities--Section 7.07) Each Indenture provides that the holders of a majority in principal amount of the outstanding debt securities issued under such Indenture have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. (Standard Provisions--Section 7.12, Indenture for Senior Subordinated Debt Securities--Section 7.12) The Trustee will not be required to comply with any request or direction of holders of Debt Securities pursuant to the Indenture unless offered indemnity against costs and liabilities which might be incurred by the Trustee as a result of such compliance. (Standard Provisions--Section 8.03(e), Indenture for Senior Subordinated Debt Securities--Section 8.03(e))

                            DESCRIPTION OF WARRANTS

   HFC may issue, together with any Debt Securities offered by any Prospectus Supplement or separately, Warrants for the purchase of other Debt Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between HFC and a bank or trust company, as warrant agent ("Warrant Agent"), all as set forth in the Prospectus Supplement relating to the particular issue of Warrants ("Offered Warrants"). A copy of the forms of Warrant Agreement, including the form of warrant certificates representing the Warrants ("Warrant Certificates"), reflecting the alternative provisions to be included in the Warrant Agreements that will be entered into with respect to particular offerings of Warrants, is filed as an exhibit to the Registration Statement. The following summaries of certain provisions of the Warrant Agreement and the Warrant Certificates do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the Warrant Agreement and the Warrant certificates, respectively, including the definitions therein of certain terms.

General

   The Prospectus Supplement describes the terms of the Offered Warrants, the Warrant Agreement relating to the Offered Warrants and the Warrant Certificates representing the Offered Warrants, including the following: (1) the designation, aggregate principal amount, and terms of the Debt Securities purchasable upon exercise of the Offered Warrants; (2) the designation and terms of any related Debt Securities with which the Offered Warrants are issued and the number of Offered Warrants issued with each such Debt Security; (3) the date, if any, on and after which the Offered Warrants and the related Offered Debt Securities will be separately transferable; (4) the principal amount of Debt Securities purchasable upon exercise of one Offered Warrant and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (5) the date on which the right to exercise the Offered Warrants shall commence and the date ("Expiration Date") on which such right shall expire; (6) whether the Warrants represented by the Warrant Certificates will be issued in registered or bearer form, and if registered, where they may be transferred and registered; and (7) any other terms of the Offered Warrants.

   Warrant Certificates will be exchangeable on the terms specified in the Prospectus Supplement for new Warrant Certificates of different denominations, and Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Warrants, holders of Warrants will not have any of the rights of Holders of the Debt Securities purchasable upon such exercise and will not be entitled to payments of principal of, premium, if any, or interest, if any, on the Debt Securities purchasable upon such exercise.

Exercise of Warrants

   Each Offered Warrant will entitle the holder to purchase such principal amount of Debt Securities at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Offered Warrants by payment of such exercise price in full in the manner specified in the Prospectus Supplement. Offered Warrants may be exercised at any time up to the close of business on the Expiration Date set forth in the Prospectus Supplement relating to the Offered Warrants. After the close of business on the Expiration Date, unexercised Warrants will become void.

   Upon receipt of payment of the exercise price and the Warrant Certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, HFC will, as soon as practicable, forward the Debt Securities purchasable upon such exercise. If less than all of the Warrants represented by such Warrant Certificate are exercised, a new Warrant Certificate will be issued for the remaining amount of Warrants.

              CERTAIN UNITED STATES TAX DOCUMENTATION REQUIREMENTS

   A beneficial owner of an Offered Debt Security will generally be subject to the withholding of United States federal income tax at rates up to 31% unless one of the following steps is taken to obtain an exemption from or reduction of the tax:

   Exemption for Non-United States persons (current IRS Form W-8 or new IRS Form W-8BEN). A beneficial owner of an Offered Debt Security that is a non-United States person (other than certain persons that are related to the Company through stock ownership as described in clauses (x) (a) and (b) of Paragraph (i) under "United States Taxation of Non-United States Persons-- Income and Estate Tax") can obtain an exemption from the withholding of tax by providing a properly completed IRS Form W-8 (Certificate of Foreign Status) or IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Special rules may apply in the case of foreign partnerships.

   Exemption for Non-United States persons with effectively connected income (current IRS Form 4224 or new IRS Form W-8ECI). A beneficial owner of an Offered Debt Security that is a non-United States person, including a non-United States corporation or bank with a United States branch, that conducts a trade or business in the United States with which interest income on an Offered Debt Security is effectively connected, can obtain an exemption from the withholding of tax by providing a properly completed IRS Form 4224 (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or

Business in the United States/or IRS Form W-8ECI (Certificate of Foreign Person's Claim for Exemption From Withholding on Income Effectively Connected With the Conduct of a Trade or Business in the United States).

   Exemption or reduced rate for Non-United States persons entitled to the benefits of a treaty (current IRS Form 1001 or new IRS Form W-8ECI). A beneficial owner of an Offered Debt Security that is a non-United States person entitled to the benefits of an income tax treaty to which the United States is a party can obtain an exemption from or reduction of the withholding of tax (depending on the terms of the treaty) by providing a properly completed IRS Form 1001 (Ownership, Exemption or Reduced Rate Certificate) or IRS Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).

   Exemption for United States persons (IRS Form W-9). A beneficial owner of an Offered Debt Security that is a United States person can obtain a complete exemption from the withholding of tax by providing a properly completed IRS Form W-9 (Request for Taxpayer Identification Number and Certification).

   United States federal income tax reporting procedure. A beneficial owner of an Offered Debt Security, or, in situations currently addressed by IRS Forms 1001 and 4224, the beneficial owner or its agent, is required to submit the appropriate IRS Form under applicable procedures to the person through which the owner directly holds the Offered Debt Security. For example, if the beneficial owner is listed directly on the books of Euroclear or Cedel Bank as the holder of the Offered Debt Security, the IRS Form must be provided to Euroclear or Cedel Bank, as the case may be. Each other person through which an Offered Debt Security is held must submit, on behalf of the beneficial owner, the IRS Form (or in certain cases a copy thereof) under applicable procedures to the person through which it holds the Offered Debt Security, until the IRS Form is received by the United States person who would otherwise be required to withhold United States federal income tax from interest on the Offered Debt Security. For example, in the case of an Offered Debt Security held through Euroclear or Cedel Bank, the IRS Form (or a copy thereof) must be received by the U.S. Depositary of such clearing agency. Applicable procedures include additional certification requirements, described in clause (x) (d) (B) of paragraph (i) under "United States Taxation of Non-United States Persons-- Income and Estate Tax", if a beneficial owner of the Offered Debt Security provides an IRS Form W-8 to a securities clearing organization, bank or other financial institution that holds the Offered Debt Security on its behalf.

   Regulations recently issued by the IRS, which are generally proposed to become effective for payments made after December 31, 1999, make certain modifications to the certification procedures applicable to non-United States persons, including replacing the current forms listed above with the new IRS Form W-8 series listed above and providing special rules for foreign partnerships. Withholding agents are authorized to use the new forms prior to December 31, 1999. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

   Each holder of an Offered Debt Security should be aware that if it does not properly provide the required IRS Form, or if the IRS Form (or, if permissible, a copy of such form) is not properly transmitted to and received by the United States person otherwise required to withhold United States federal income tax, interest on the Offered Debt Security may be subject to withholding and the holder (including the beneficial owner) will not be entitled to any additional amounts from the Company as provided for in connection with any series of Offered Debt Securities and as described in the applicable Prospectus Supplement with respect to such withholding. Such withholding, however, may in certain circumstances be allowed as a refund or as a credit against such holder's United States federal income tax. The foregoing does not deal with all aspects of federal income tax withholding that may be relevant to non-United States holders of the notes. Investors are advised to consult their own tax advisors for specific advice concerning the ownership and disposition of Offered Debt Securities.

              UNITED STATES TAXATION OF NON-UNITED STATES PERSONS

   The following summary describes the principal United States federal income and estate tax consequences applicable to beneficial owners of the Offered Debt Securities who are non-United States persons. The following discussion may not be applicable to a particular series of Offered Debt Securities depending on the terms and conditions established for such Offered Debt Securities in the Prospectus Supplement. Any special United States federal income and estate tax consequences to non-United States persons (and, if necessary, to United States persons) not described herein will be described in the Prospectus Supplement.

Income and Estate Tax

   In the opinion of Sidley & Austin, special tax counsel to the Company, under United States federal tax law as of the date of this Prospectus, and subject to the discussion of backup withholding below:

     (i) payments of principal and interest on an Offered Debt Security that is beneficially owned by a non-United States person will not be subject to the withholding of United States federal income tax; provided, that in the case of interest, (x) (a) the beneficial owner does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote, (b) the beneficial owner is not a controlled foreign corporation that is related to the Company through stock ownership, (c) the beneficial owner of the Offered Debt Security is not a bank receiving interest on an Offered Debt Security as described in Section 881 (c) (3) (A) of the Code and (d) either (A) the beneficial owner of the Offered Debt Security certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that it is not a United States person and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "financial institution") and holds the Offered Debt Security certifies to the person otherwise required to withhold United States federal income tax from such interest, under penalties of perjury, that such statement has been received from the beneficial owner by it or by a financial institution between it and the beneficial owner and furnishes the payor with a copy thereof; (y) the beneficial owner is entitled to the benefits of an income tax treaty under which the interest is exempt from the withholding of United States federal income tax and the beneficial owner of the Offered Debt Security or such owner's agent provides an IRS Form 1001 or IRS Form W-8BEN claiming the exemption; or (z) the beneficial owner conducts a trade or business in the United States to which the interest is effectively connected and the beneficial owner of the Offered Debt Security or such owner's agent provides an IRS Form 4224 or IRS Form W-8ECI; provided that in each such case, the relevant certification or IRS Form is delivered pursuant to applicable procedures and is properly transmitted to the person otherwise required to withhold United States federal income tax, and none of the persons receiving the relevant certification or IRS Form has actual knowledge that the certification or any statement on the IRS Form is false;

     (ii) a non-United States person will not be subject to United States federal income tax on any gain realized on the sale, exchange or redemption of an Offered Debt Security unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of an individual, the holder is present in the United States for 183 days or more in the taxable year in which the sale, exchange or redemption occurs and certain other conditions are met; and

     (iii) an Offered Debt Security owned by an individual who at the time of death is not a citizen or resident of the United States will not be subject to United States federal estate tax as a result of such individual's death if the individual does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of the Company entitled to vote and the income on the Offered Debt Security would not have been effectively connected with a U.S. trade or business of the individual.

   Interest on an Offered Debt Security that is effectively connected with the conduct of a trade or business in the United States by a holder of an Offered Debt Security who is a non-United States person, although exempt from the withholding of United States income tax, may be subject to United States income tax as if such interest was earned by a United States person.

Backup Withholding and Information Reporting

   In general, information reporting requirements will apply to payments of principal and interest made on an Offered Debt Security and the proceeds of the sale of an Offered Debt Security within the United States to non-corporate holders of the Offered Debt Securities, and "backup withholding" at a rate of 31% will apply to such payments if the holder fails to provide an accurate taxpayer identification number in the manner required or to report all interest and dividends required to be shown on its federal income tax returns.

   Information reporting on IRS Form 1099 and backup withholding will not apply to payments made by the Company or a paying agent to a non-United States person on an Offered Debt Security if, in the case of interest, the IRS Form described in clause (y) or (z) in paragraph (i) under "Income and Estate Tax" has been provided under applicable procedures, or, in the case of interest or principal, the certification described in clause (x) (d) in paragraph (i) under "Income and Estate Tax" and a certification that the beneficial owner satisfies certain other conditions have been supplied under applicable procedures, provided that the payor does not have actual knowledge that the certifications are incorrect.

   Payments of the proceeds from the sale of an Offered Debt Security made to or through a foreign office of a broker will not be subject to information reporting or backup withholding, except that if the broker is a United States person, a controlled foreign corporation for United States tax purposes or a foreign person 50% or more of whose gross income is effectively connected with a United States trade or business for a specified three-year period (or, effective for payments made after December 31, 1999, a United States branch of a foreign bank or foreign insurance company or a foreign partnership controlled by United States persons or engaged in a United States trade or business), information reporting may apply to such payments. Payments of the proceeds from the sale of an Offered Debt Security to or through the United States office of a broker are subject to information reporting and backup withholding unless the holder or beneficial owner certifies that it is a non-United States person and that it satisfies certain other conditions or otherwise establishes an exemption from information reporting and backup withholding.

   Regulations recently issued by the IRS, which are currently proposed to become effective for payments made after December 31, 1999, make certain modifications to the certification procedures applicable to non-United States persons. Prospective investors should consult their tax advisors regarding the certification requirements for non-United States persons.

   Backup withholding is not a separate tax, but is allowed as a refund or credit against the holder's United States federal income tax, provided the necessary information is furnished to the Internal Revenue Service.

   Interest on an Offered Debt Security that is beneficially owned by a non-United States person will be reported annually on IRS Form 1042-S, which must be filed with the Internal Revenue Service and furnished to such beneficial owner.

                              PLAN OF DISTRIBUTION

   HFC may sell the Securities in any of three ways: (i) through underwriters or dealers; (ii) directly to a limited number of purchasers or to a single purchaser; or (iii) through agents. The Prospectus Supplement will set forth the terms of the offering of the Offered Debt Securities and any Offered Warrants (collectively, the "Offered Securities"), including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to HFC from such sale, any underwriting discounts and other items constituting underwriters' compensation and any discounts and commissions allowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

   If the Offered Securities are sold through underwriters, the Prospectus Supplement relating thereto will describe the nature of the obligation of the underwriters to take and pay for the Offered Securities. The Offered

Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters with respect to a particular underwritten offering of Offered Securities will be named in the Prospectus Supplement relating to such offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the obligations of the underwriters to purchase the Offered Securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all the Offered Securities if any are purchased.

   The Offered Securities may be sold directly by HFC or through agents designated by HFC from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered is named, and any commissions payable by HFC to such agent are set forth, in the Prospectus Supplement relating thereto.

   Underwriters and agents who participate in the distribution of the Offered Securities may be entitled under agreements which may be entered into with HFC to indemnification by HFC against certain liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters or agents may be required to make in respect thereof.

   If so indicated in the Prospectus Supplement, HFC will authorize underwriters, dealers or other persons acting as HFC's agents to solicit offers by certain institutions to purchase Offered Securities from HFC pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases such institutions must be approved by HFC. The obligations of any purchaser under any such contract will not be subject to any conditions except that (i) the purchase of the Offered Securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject, and (ii) if the Offered Securities are also being sold to underwriters, HFC shall have sold to such underwriters the Offered Securities not sold for delayed delivery. The underwriters, dealers and such other persons will not have any responsibility in respect of the validity or performance of such contracts.

   There can be no assurance that a secondary market will be created for the Offered Securities or, if it is created, that it will continue.

                                 ERISA MATTERS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with the ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of Offered Securities on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") prohibit certain transactions between a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Offered Securities should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

   HFC may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(c)(1) of the Code) and with respect to which HFC is a party in interest or a disqualified person may constitute or result in a prohibited transaction under

ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment finds), PTCE 95-60 (an exemption for certain transactions involving life insurance general accounts), or PTCE 96-23 (an exemption for certain transactions determined by in-house investment managers), or PTCE 90-1. (an exemption for certain transactions involving insurance company pooled separate accounts). Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                                 LEGAL OPINIONS

   The legality of the Offered Securities will be passed upon for HFC by John
W. Blenke, Vice President--Corporate Law for Household International, Inc., the parent of HFC. Sidley & Austin, Chicago, Illinois has acted as special tax counsel to HFC in connection with tax matters related to the issuance of Debt Securities. Certain legal matters will be passed upon for underwriters and agents by McDermott, Will & Emery, Chicago, Illinois. Mr. Blenke is a full-time employee and an officer of Household International and owns, and holds options to purchase, shares of Common Stock of Household International.

                                    EXPERTS

   The financial statements and schedules of HFC and its subsidiaries incorporated by reference in this Prospectus, to the extent and for the periods indicated in its reports, have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

   Estimated Expenses:

      Printing & Engraving Fees..................................... $  500,000
      Fees of Transfer Agent and Registrar..........................    100,000
      Accountants' Fees and Expenses................................    150,000
      Blue Sky Qualification Fees and Expenses......................     10,000
      SEC Filing Fee................................................  1,668,000*
      Rating Agency Fees............................................  1,000,000
      Legal Fees and Expenses.......................................     40,000
      Miscellaneous.................................................     32,000
                                                                     ----------
          Total..................................................... $3,500,000
                                                                     ==========

--------
*Actual

Item 15. Indemnification of Directors and Officers.

   The General Corporation Law of Delaware (Section 145) gives Delaware corporations broad powers to indemnify their present and former directors and officers and those of affiliated corporations against expenses incurred in the defense of any lawsuit to which they are made parties by reason of being or having been such directors or officers, subject to specified conditions and exclusions; gives a director or officer who successfully defends an action the right to be so indemnified; and authorizes Household Finance Corporation ("HFC") to buy directors' and officers' liability insurance. Such indemnification is not exclusive of any other right to which those indemnified may be entitled under any bylaw, agreement, vote of stockholders or otherwise.

   A bylaw of HFC states and makes mandatory the indemnification expressly authorized under the General Corporation Law of Delaware, in the absence of other indemnification by contract, vote of stockholders or otherwise, with these exceptions: the bylaw makes no distinction between litigation brought by third parties and litigation brought by or in the right of HFC as regards the required standard of conduct imposed upon the individual in order to be entitled to indemnification. The bylaw standard applicable in all cases (excepting indemnification in connection with the successful defense of any proceeding or matter therein which is mandatory under the General Corporation Law of Delaware and the bylaw without reference to any such standard) is that the individual shall have acted in good faith and in a manner he/she reasonably believed to be in or not opposed to the best interests of HFC, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his/her conduct was unlawful. Further, the bylaw would protect directors, officers, employees and agents against any and all expenses and liability with respect to actions brought against them by or in the right of HFC if the required standard of conduct is met. The bylaw is qualified in its entirety in that no indemnification will be made if prohibited by applicable law. The bylaw is applicable only to claims, actions, suits or proceedings made or commenced after its adoption, whether arising from prior or subsequent acts or omissions to act. The bylaw is applicable to directors, officers, employees or agents of HFC and also to persons who are serving at the request of HFC as directors, officers, employees or agents of other corporations.

   Article VII of the Restated Certificate of Incorporation of Household International, Inc. ("Household International") provides for indemnification to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware for directors, officers and employees of Household International and also to persons who are serving at the request of Household International as directors, officers or employees of other corporations. Household International has purchased liability policies which indemnify HFC's officers and directors against loss arising from claims by reason of their legal liability for acts as officers and directors, subject to limitations and conditions as set forth in the policies.

   Pursuant to agreements which HFC may enter into with underwriters or agents (the form of which is included as an exhibit to this Registration Statement), officers and directors of HFC may be entitled to indemnification by such underwriters or agents against certain liabilities, including liabilities under the Securities Act of 1933, as amended, arising from information appearing in the Registration Statement or any Prospectus which has been furnished to HFC by such underwriters or agents.

Item 16. Exhibits.

     1   Form of Underwriting Agreement for Debt Securities and Warrants to
         Purchase Debt Securities. (Incorporated by reference from Exhibit 1 to
         HFC's Registration Statement on Form S-3 (No. 333-60543)).

   4.1   Standard Multiple-Series Indenture Provisions for Senior Debt
         Securities dated as of June 1, 1992. (Incorporated herein by reference from Exhibit 4(b) to HFC's Registration Statement on Form S-3 (No. 33-
         48854)).
   4.2   Indenture for Senior Subordinated Debt Securities, dated as of March
         15, 1990, between HFC and Harris Trust and Savings Bank, as Trustee.
         (Incorporated herein by reference from Exhibit 4(e) to HFC's
         Registration Statement on Form S-3 (No. 33-38955)).
   4.3   Indenture for Senior Debt Securities between HFC and U.S. Bank Trust
         National Association (formerly known as First Trust of Illinois,
         National Association, successor in interest to Bank of America
         Illinois, formerly known as Continental Bank, National Association), as Trustee, dated as of October 1, 1992. (Incorporated herein by reference from Exhibit 4(d) to HFC's Registration Statement on Form S-
         3 (No. 33-55043)).
   4.4 Indenture for Senior Debt Securities, dated as of November 1, 1994, between HFC and The Bank of New York, successor in interest to NationsBank of Tennessee, as Trustee. (Incorporated by reference from Exhibit 4(e) to HFC's Registration Statement on Form S-3 (No. 33-
         64175)).
   4.5 Indenture for Senior Debt Securities, dated as of April 1, 1995, between HFC and The First National Bank of Chicago, as Trustee.
         (Incorporated by reference from Exhibit 4(f) to HFC's Registration
         Statement on Form S-3 (No. 33-64175)).
   4.6* Indenture for Senior Debt Securities, dated as of October 15, 1998, between HFC and Harris Trust and Savings Bank, as Trustee.
   4.7* Indenture for Senior Debt Securities, dated as of September 15, 1998, between HFC and The First National Bank of Maryland, as Trustee.
   4.8*  Form of Indenture with respect to Senior Debt Securities.
   4.9   Forms of Warrant Agreement, including forms of Warrant Certificate.
         (Incorporated by reference from Exhibit 4.9 to HFC's Registration
         Statement on Form S-3 (No. 333-60543)).
     5* Opinion and Consent of Mr. J. W. Blenke, Vice President--Corporate Law and Assistant Secretary of Household International, Inc.
     8*  Opinion and consent of Sidley & Austin as to tax matters.
    12*  Statement on the Computation of Ratio of Earnings to Fixed Charges.
  23.1*  Consent of Arthur Andersen LLP, Certified Public Accountants.
  23.2*  Consent of Mr. J. W. Blenke, Vice President-Corporate Law and
         Assistant Secretary of Household International, Inc., is contained in his opinion (Exhibit 5).
  23.3*  Consent of Sidley & Austin is contained in their opinoin (Exhibit 8).
    24*  Power of Attorney (contained on page II-5 herein).
  25.1* Statement of eligibility and qualification of The First National Bank of Chicago.
  25.2*  Statement of eligibility and qualification of Harris Trust and Savings
         Bank.
  25.3*  Statement of eligibility and qualification of U.S. Bank Trust National
         Association.
  25.4*  Statement of eligibility and qualification of The Bank of New York.
  25.5* Statement of eligibility and qualification of The First National Bank of Maryland.

--------
*  To be filed by amendment.

Item 17. Undertaking.

   The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

       (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

       (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

  provided, however, that the undertakings set forth in paragraphs (i) and
  (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

     (6) That for purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted against the Registrant by such director, officer or controlling person, in connection with the securities registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

   Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Prospect Heights, and State of Illinois, on the 16th day of February, 1999.

                                          Household Finance Corporation

                                                    /s/ G.D. Gilmer
                                          By: _________________________________
                                                        G.D. Gilmer
                                               President and Chief Executive
                                                          Officer

   Each person whose signature appears below constitutes and appoints J. W. Blenke, L. S. Mattenson and P. D. Schwartz and each or any of them (with full power to act alone), as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her in his/her name, place and stead, in any and all capacities, to sign and file with the Securities and Exchange Commission, any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933) to the Registration Statement, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all interests and purposes as he/she might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent or their substitutes may lawfully do or cause to be done by virtue hereof.

   Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement on Form S-3 has been signed below by the following persons in the capacities indicated on the 16th day of February, 1999.

                 Signature                                     Title
                 ---------                                     -----


            /s/ G.D. Gilmer                 President and Chief Executive Officer,
___________________________________________   Director
               (G.D. Gilmer)

          /s/ D.A. Schoenholz               Vice President--Chief Financial Officer,
___________________________________________   Chief Accounting Officer, Director
             (D.A. Schoenholz)

           /s/ W.F. Aldinger                Director
___________________________________________
              (W.F. Aldinger)

            /s/ J.A. Vozar                  Director
___________________________________________
               (J. A. Vozar)


   The Registrant reasonably believes that the security rating to be assigned to the Securities registered hereunder will make the Securities "investment grade securities" pursuant to Transaction Requirement B.2 of Form S-3.

                                 EXHIBIT INDEX

                                                                     Sequential
  Exhibit                                                               Page
  Number                     Document Description                      Number
  -------                    --------------------                    ----------
  1        Form of Underwriting Agreement for Debt Securities and
           Warrants to Purchase Debt Securities (Incorporated by
           reference from Exhibit 1 to HFC's Registration
           Statement on Form S-3 (No. 333-60543)).................

  4.1      Standard Multiple-Series Indenture Provisions for
           Senior Debt Securities dated as of June 1, 1992.
           (Incorporated herein by reference from Exhibit 4(b) to
           HFC's Registration Statement on Form S-3 (No. 33-
           48854))................................................
  4.2      Indenture for Senior Subordinated Debt Securities,
           dated as of March 15, 1990, between HFC and Harris
           Trust and Savings Bank, as Trustee. (Incorporated
           herein by reference from Exhibit 4(e) to HFC's
           Registration Statement on Form S-3 (No. 33-38955)).....
  4.3      Indenture for Senior Debt Securities between HFC and
           U.S. Bank Trust National Association (formerly known as
           First Trust of Illinois, National Association,
           successor in interest to Bank of America Illinois,
           formerly known as Continental Bank, National
           Association), as Trustee, dated as of October 1, 1992.
           (Incorporated herein by reference from Exhibit 4(d) to
           HFC's Registration Statement on Form S-3 (No. 33-
           55043))................................................
  4.4      Indenture for Senior Debt Securities, dated as of
           November 1, 1994, between HFC and The Bank of New York,
           successor in interest to NationsBank of Tennessee, as
           Trustee. (Incorporated by reference from Exhibit 4(e)
           to HFC's Registration Statement on Form S-3 (No. 33-
           64175))................................................
  4.5      Indenture for Senior Debt Securities, dated as of April
           1, 1995, between HFC and The First National Bank of
           Chicago, as Trustee. (Incorporated by reference from
           Exhibit 4(f) to HFC's Registration Statement on Form S-
           3 (No. 33-64175))......................................
  4.6*     Indenture for Senior Debt Securities, dated as of
           October 15, 1998, between HFC and Harris Trust and
           Savings Bank, as Trustee...............................
  4.7*     Indenture for Senior Debt Securities, dated as of
           September 15, 1998, between HFC and The First National
           Bank of Maryland, as Trustee...........................
  4.8*     Form of Indenture with respect to Senior Debt
           Securities.............................................
  4.9      Forms of Warrant Agreement, including forms of Warrant
           Certificate (Incorporated by reference from Exhibit 4.9
           to HFC's Registration Statement on Form S-3 (No.
           333-60543))............................................
  5*       Opinion and Consent of Mr. J. W. Blenke, Vice
           President--Corporate Law and Assistant Secretary of
           Household International, Inc...........................
  8*       Opinion and consent of Sidley & Austin as to tax
           matters................................................
 12*       Statement on the Computation of Ratio of Earnings to
           Fixed Charges..........................................
 23.1*     Consent of Arthur Andersen LLP, Certified Public
           Accountants............................................
 23.2*     Consent of Mr. J. W. Blenke, Vice President-Corporate
           Law and Assistant Secretary of Household International,
           Inc., is contained in his opinion (Exhibit 5)..........
 23.3*     Consent of Sidley & Austin is contained in their
           opinion (Exhibit 8)....................................
 24        Power of Attorney (contained on page II-5 herein)......
 25.1*     Statement of eligibility and qualification of The First
           National Bank of Chicago...............................
 25.2*     Statement of eligibility and qualification of Harris
           Trust and Savings Bank.................................
 25.3*     Statement of eligibility and qualification of U.S. Bank
           Trust National Association.............................
 25.4*     Statement of eligibility and qualification of The Bank
           of New York............................................
 25.5*     Statement of eligibility and qualification of The First
           National Bank of Maryland..............................

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*  To be filed by amendment.

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